TODD SHIPYARDS CORPORATION
1801 16th Avenue Southwest
Seattle, Washington 98134
-----------------------------

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
September 18, 1998

---------------------------

GENERAL INFORMATION
This proxy statement and the accompanying proxy card or voting instruction card (as the case may be) are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), to be used at the 1998 Annual Meeting of Stockholders of the Company to be held on Friday, September 18, 1998 at 9:00 a.m. local time, in the Meisnest Room (3rd Floor) of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and at any adjournment or postponement thereof (the "Meeting"). This proxy statement and the accompanying proxy card or voting instruction card are first being mailed to the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about July 28, 1998.

Stockholders of the Company represented at the meeting in person or by proxy will consider and vote upon (i) the election of seven directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) a proposal to ratify the appointment of Ernst & Young LLP as independent public accountants, and (iii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.
______________________________________________
PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, stockholders will elect seven directors, each of whom will serve until the next Annual Meeting of Stockholders or until his respective successor shall have been elected and qualified or until his earlier resignation or removal. The shares represented by proxy will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event that any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxy card to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.
______________________________________________

Information Concerning the Nominees
The following sets forth the name of each Nominee for election to the Board of Directors, his age, his principal occupation for at least the past five years and the period during which he has served as a Director of the Company. All Nominees except Stephen
G. Welch are currently Directors. Each Nominee was nominated by the Board of Directors for election as Director.

Brent D. Baird (Age 59) - Director since 1992
Since January 1992 to the present, Mr. Baird has been a private investor. Mr. Baird was a general partner with Trubee, Collins & Co., a member firm of the New York Stock Exchange, from April 1970 to December 1983. From January 1984 through December 1991, Mr. Baird was a limited partner with Trubee, Collins & Co. Mr. Baird serves as a member of the Board of Directors of First Empire State Corporation, Oglebay Norton Company, First Carolina Investors, Inc., Merchant's Group, Inc., Exolon-ESK, Inc., and Barrister Information Systems Corporation.

Steven A. Clifford (Age 55) - Director since 1993
Since 1992, Mr. Clifford has served as Chairman and CEO of National Mobile Television, Inc. From 1979-1992 he served as President and CEO (1987-1992) of King Broadcasting Company, Inc. and as Vice President-Finance (1979-1987). Mr. Clifford serves on the Board of Directors of U.S. Bank, and Harbor Properties Inc.

Patrick W.E. Hodgson (Age 58) - Director since 1992, Chairman since 1993
Mr. Hodgson has served as President of Cinnamon Investments, Ltd. (real estate and other investments) since 1981. From 1964 to 1989 he was also President of London Machinery Co. Ltd., a manufacturer of concrete and road machinery. Mr. Hodgson serves as a member of the Board of Directors of First Empire State Corporation, Exolon-ESK, Inc., First Carolina Investors, Inc. and Scott's Restaurants, Inc.

Joseph D. Lehrer (Age 49) - Director since 1992
Mr. Lehrer has been a stockholder and officer of Greensfelder, Hemker & Gale, P.C. and a partner of its previous partnership (law firm) since 1980, and presently serves as its President. He has specialized in a corporate finance and mergers and acquisition practice involving public and private corporations. Mr. Lehrer serves as a Director or advisory board member of a number of privately-held corporations.

Philip N. Robinson (Age 61) - Director since 1992
Since May 1992, Mr. Robinson has been Vice President of Van Kasper & Company (private brokerage). From 1981 to 1987 and from 1988 to May 1992 Mr. Robinson was a Senior Vice President with Seidler Amdec Securities. Mr. Robinson was a Vice-President with Froley Revy & Co. from 1987 to 1988.

John D. Weil (Age 57) - Director since 1993
Since 1973, Mr. Weil has been the President of Clayton Management Co., a private investment management company. Mr. Weil is a member of the board of directors of PICO, Inc., Cliffs Drilling Company, CleveTrust Realty Investors, Oglebay Norton Company, Allied Healthcare Products, Inc., Baldwin & Lyons, Inc., and Southern Investors Services, Inc.

Stephen G. Welch (age 41) - Officer since 1994; Nominee to Board of Directors
Mr. Welch joined the Company in March 1994 as Vice President of the Company and Chief Operating Officer of TSI Management, Inc., a wholly owned subsidiary of the Company. Mr. Welch was elected Chief Executive Officer of Elettra Broadcasting, Inc., another wholly owned subsidiary of the Company in May 1995. Mr. Welch was appointed Acting Chief Financial Officer in March 1995 and served in that capacity until July 1995. Mr. Welch was again appointed Acting Chief Financial Officer and Treasurer and served in that capacity until his appointment to Chief Financial Officer and Treasurer in June 1997. In September 1997, Mr. Welch was elected to the positions of Chief Executive Officer and President of the Company, and Chairman and Chief Executive Officer of Todd Pacific Shipyards Corporation, the Company's wholly owned subsidiary ("Todd Pacific"). Mr. Welch was also President of San Francisco Radio, Inc. (from 1992 to 1997) and was President of Portland Radio, Inc. (during 1992). Mr. Welch is on the Board of Directors and the Executive Committee of the Foundation for Health Care Quality.

MEETINGS AND COMMITTEES OF THE BOARD
The Board of Directors held four (4) meetings during the Company's 1998 fiscal year. Attendance at Board and committee meetings averaged 93 percent. Each of the Directors attended at least 80 percent of the meetings of the Board and the committees on which he served. The Board of Directors has established the following standing committees:

Executive                         Audit
Compensation
Brent D. Baird                Brent D. Baird               Steven
A. Clifford
Patrick W.E. Hodgson          Joseph D. Lehrer             John
D. Weil
John D. Weil                  Philip N. Robinson

Executive Committee. During intervals between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The Executive Committee did not meet during the Company's 1998 fiscal year.

Audit Committee. The principal responsibilities of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Audit Committee held one (1) meeting during fiscal year 1998.

Compensation Committee. The principal responsibilities of the Compensation Committee are to establish and periodically review matters involving executive compensation; to recommend changes in employee benefit programs; and to provide counsel on key personnel selection, effective succession planning and development programs for all corporate officers. The Compensation Committee held one (1) meeting during the Company's 1998 fiscal year.

Fees for Board and Committee Service
Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each Director who is not a full-time employee of the Company is paid $12,000 per annum. Directors also receive an attendance fee of $1,000 for each meeting and are reimbursed expenses for attendance at Board and committee meetings.

Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all
Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal year 1998 have been complied with on a timely basis.

EXECUTIVE OFFICERS
The following is a list of the Executive Officers of the Company:
 Patrick W.E. Hodgson    Chairman of the Board
 Stephen G. Welch        Chief Executive Officer and President
 Scott H. Wiscomb        Chief Financial Officer and Treasurer
 Michael G. Marsh        Secretary and General Counsel
 Roland H. Webb          Chief Operating Officer and President
                         (Todd Pacific Shipyards Corporation)

Biographical information with respect to executive officers who have been employed by the Company for less than five years is presented below except as to Stephen G. Welch, who is a Nominee;
his biography appears above.

Scott H. Wiscomb (age 52) - Officer since 1997
Mr. Wiscomb has been in his current position as Chief Financial Officer of the Company and Todd Pacific since November, 1997. Prior to joining Todd, he served as a consultant and then as Chief Financial Officer of Alaska Diesel Electric, Inc., a Seattle-based manufacturer of marine propulsion engines and generators. From 1991 to 1995, Mr. Wiscomb was Vice President, Finance and Administration of ARCO Coal Australia, Inc., a Brisbane, Australia-based coal mining and marketing division of Atlantic Richfield Company.

Roland H. Webb (age 47) - Officer since 1994
Mr. Webb has been in his current position as President and Chief Operating Officer of Todd Pacific since March 1995. Mr. Webb joined Todd Pacific in August 1993, first as a consultant and then was elected to the position of Vice President and General Manager of Todd Pacific. Mr. Webb is a marine engineer and has been involved in commercial shipyard operations management since 1979. Prior to his arrival at Todd Pacific, he was the Project Director for Integrated Ferry Constructors of a major contract in British Columbia, Canada to construct the largest passenger car ferries in Canada.

EXECUTIVE COMPENSATION

CASH COMPENSATION
The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers of the Company whose compensation exceeded $100,000:

                                                   Long      All
                                                   Term     Other
                                                 Compen-   Compen-
                                                  sation
sation
                                                  -------   -----
-
                                                   Stock
                                                  Option
Name and                     Annual Compensation  Awards
Principal Position      Year   Salary    Bonus   (Shares)   Other
=================================================================
Patrick W.E. Hodgson (1)1998  $127,716  $     -        -    $ 787
Chairman of the         1997   150,000        -        -      900
 Board of Directors     1996   150,000        -   20,000      675
Todd Shipyards

Michael G. Marsh        1998   110,956   30,000   10,000      110
Secretary and General   1997   103,231        -        -      103
 Counsel                1996    99,189        -   15,000       91
Todd Shipyards and
 Todd Pacific

Roland H. Webb          1998   137,342   14,000   15,000      169
President               1997   133,480        -        -      164
Todd Pacific            1996   130,000        -   20,000      162

Stephen G. Welch (2)    1998   180,005   65,070        -      216
Chief Executive Officer 1997   124,250        -        -       88
Todd Shipyards and      1996   109,615        -   20,000       76
 Todd Pacific

Scott H. Wiscomb (3)    1998    39,298    4,440   30,000       67
Chief Financial
 Officer and Treasurer
Todd Shipyards and
 Todd Pacific

(1) Mr. Hodgson's salary was reduced at his request from $150,000 to $100,000 in September 1997 when Mr. Welch was elected Chief Executive
Officer.

(2)  Mr. Welch was elected to his present position on September
30, 1997 at an
     annual salary of $225,000.

(3) Mr. Wiscomb joined the Company on November 17, 1997 at an annual salary of $120,000.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants

                          % of
Potential
            Number of     Total
Realized Value at
            Securities    Options                         Assumed
Annual
            Underlying    Granted to  Exercise            Rates
of Stock Price
            Options       Employees   or Base
Appreciation
            Granted       in Fiscal   Price   Expiration  for
Option Term (2)
Name          (#)(1)      Year        ($/Sh)  Date         5%
10%

M. Marsh    10,000         18%        $4.375  12/16/02  $12,087
$26,710

R. Webb     15,000         27%         4.375  12/16/02   18,131
40,065

S. Wiscomb  30,000         55%         4.563  11/17/02   37,820
83,573


(1) Each of the indicated options is for a term expiring on the fifth anniversary of the date of grant or termination of employment if earlier. Each option vests and becomes exercisable as to one-third of the shares on the first anniversary of the date of grant, an additional one third of the shares on the second anniversary of the date of grant, and as to all shares on the third anniversary of the date of grant.
     Under the terms of the options and the Company's Incentive Stock Plan, vesting and the right to exercise may be accelerated under certain circumstances.

(2) The dollar amounts illustrate value that might be realized upon the exercise of options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the
     Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by the Company of possible future appreciation, if any, of the stock price of the Company or the value to be realized by optionees.

The following table sets forth certain information regarding options exercised by the named executives during the fiscal year ended March 29, 1998, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money." In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased from the grant value.

                                       Total         Value of
                                     Number of      Unexercised
               Shares     Value      Unexercised    In-The-Money
              Acquired   Realized    Options at     Options at
                 on         on       Fiscal year-   Fiscal year-
              Exercise   Exercise    end (#) (1)    end($) (1)(2)
                 (1)                 Exercisable/   Exercisable/
                                    Unexercisable  Unexercisable

P. Hodgson         0          0         120,000      $150,000
                                              0             0
M. Marsh           0          0          20,000        12,500
                                         15,000        13,750
R. Webb            0          0          38,332        37,500
                                         21,668        20,625
S. Welch           0          0          88,332        93,750
                                          6,668             0
S. Wiscomb         0          0               0             0
                                         30,000        35,610

(1)  The Company has no granted or outstanding Stock Appreciation
Rights.

(2) The Value of Unexercised In-the-Money Options is based upon the closing price of the Company's Common Stock on the New York
Stock Exchange on March 29, 1998 of $5.75 per share.

The Company did not have any Restricted Stock Awards or Long-Term Incentive Payouts either granted or outstanding in fiscal year 1998. As a result of the foregoing, the Company has not included such information in the above presented tables since disclosure is not applicable.

TODD SHIPYARDS CORPORATION RETIREMENT SYSTEM.
The Todd Shipyards Corporation Retirement System as amended as of July 1, 1991 (the "Retirement Plan") is a pension plan originally established by the Company on August 1, 1940 to provide lifetime retirement benefits to eligible employees. The Retirement Plan is a qualified defined benefit plan under ERISA and covers substantially all employees of the Company who have completed six months of continuous service (as defined). The Retirement Plan is administered by a committee (the "Retirement Board") of not less than three persons appointed by the Board of Directors. On June 30, 1993 the Board of Directors approved an amendment to the Retirement Plan to freeze membership in the Retirement Plan, declining membership to any persons hired after July 1, 1993. Accordingly, Messrs. Hodgson, Welch, Webb and Wiscomb do not participate in the Retirement System.

A participant is generally eligible for a benefit under the Retirement Plan on his or her normal retirement date, which is age 65. The annual normal retirement allowance payable upon retirement is equal to 1 3/4% of the participant's average final compensation (as defined) multiplied by his years of credited service (as defined), reduced by the lesser of (i) 1/2% of the employee's covered compensation (as defined) for each year of credited service not in excess of 35 years or (ii) 50% of the benefit that would be provided if the benefit were limited to the employer-provided portion based on the employee's covered compensation and had been determined without regard to the reduction.

Payment of benefits under the Retirement Plan are normally paid in an annuity form beginning at age 65, with reductions for commencement of benefits prior to age 65. Participants demonstrating good health can elect a lump sum form of payment.

Pension Plan Table
                                             Years of Service
Average Final
_______________________________________________
Compensation                   15        20        25        30
35
$100,000                    $23,923   $31,897   $39,871   $47,845
$55,819
 150,000                     37,048    49,397    61,746    74,095
86,444
 200,000                     50,173    66,897    83,621   100,345
117,069

Compensation covered by the Retirement Plan includes salary and any cash bonuses as indicated in the Cash Compensation Table above. The preceding Pension Plan Table indicates the annual pension benefits payable as a straight life annuity upon retirement for individuals with specified compensation levels and years of service. The benefits reflect an estimated deduction for the offset described above. The estimated credited years of service for Mr. Marsh is 37 years at age 65.

TODD SHIPYARDS CORPORATION SAVINGS INVESTMENT PLAN.
The Todd Shipyards Corporation Savings Investment Plan as amended and restated as of April 1, 1989 (the "Savings Plan") is a profit sharing plan originally established on July 1, 1984 to provide retirement benefits to participating employees. The Savings Plan is intended to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The Savings Plan covers all full-time employees of the Company with at least six months of service. Under the Savings Plan, a participant may elect to make before-tax contributions by reducing eligible compensation (as defined) to an amount equal to a percentage of such compensation from 1% up to and including 16%. Prior to March 31, 1989, participants were permitted to make after-tax contributions to the Savings Plan; however, no such contributions have been permitted since such date although such accounts continue to be credited with investment earnings and losses. Each participant may direct the committee which administers the Savings Plan to invest his or her before-tax contributions among the available investment subfunds which include, at present, a range of domestic and foreign equities and bond funds.

Employer contributions, if any, to the Savings Plan are made in amount equal to a specified percentage of the first 6% of each participant's pre-tax contributions as determined by the Board, in its sole discretion, for each calendar quarter depending on the profits and performance of the Company. The Company made no matching contributions to the Savings Plan during fiscal year 1998.

Each participant has a 100% vested, nonforfeitable right to all before-tax contributions. Each participant has a vested, nonforfeitable right to any employer matching contributions made to his or her account based on a vesting schedule which provides for 20% of the account to become vested for each of the participant's first five years of service.

For employees hired on or after March 31, 1989, benefits under the Savings Plan are payable only in the form of a lump sum payment payable upon request at any time after termination of employment. Employees hired before March 31, 1989 will be paid in the form of annuities unless they elect a lump sum form of payment.

Employment Arrangements

Stephen G. Welch Employment Agreement. In September 1997, the Company entered into a three-year employment agreement with Stephen G. Welch upon his election as Chief Executive Officer and President of the Company (the "Welch Agreement"). Mr. Welch was also elected to the serve as Chairman and Chief Executive Officer of Todd Pacific. The Welch Agreement provides for an annual salary of $225,000 which may be increased from time to time at the discretion of the Board of Directors. The Welch Agreement further provides for a bonus structure of no less than 25% and no more than 100% of base salary in the event certain goals established by the Board of Directors are met. Mr. Welch also participates in the employee benefits programs generally available to the full-time salaried employees of the Company.

ADDITIONAL INFORMATION WITH RESPECT TO
COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS
None of the members of the Company's Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions other than the Company's engagement of the law firm of Greensfelder, Hemker & Gale, P.C. of which Mr. Lehrer is a stockholder and officer.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company, administers the Company's Incentive Stock Compensation Plan and establishes the cash compensation of executive officers. The Compensation Committee is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the SEC.

In September 1997, Stephen G. Welch was elected Chief Executive Officer and President of the Company. Patrick W.E. Hodgson retained his position as Chairman of the Board of Directors. Scott H. Wiscomb joined the Company in November 1997 and was elected Chief Financial Officer and Treasurer.

During fiscal year 1998, the Committee performed a full review of the compensation plans of the Chairman, Chief Executive Officer and other executive officers of the Company. The Chairman's base compensation was reduced at his request to reflect the assumption of certain responsibilities by the new Chief Executive Officer. New compensation plans were approved for the Chief Executive Officer and other executive officers of the Company as a result of the compensation review performed. Where possible, direct comparisons were made to companies in the same or similar industries in order to establish compensation practices consistent with the marine industry as a whole. Nationally and regionally recognized surveys and sources were utilized to evaluate the cash and incentive compensation practices of the Company. The Committee believes that the exercise undertaken resulted in accurate data from which to establish proper market placement of the Company's executive officers. Results of the Committee actions were reviewed by an outside independent consultant whose opinions and conclusions supported the actions taken.

The Committee believes that executive officer compensation, including that of the Chief Executive Officer's should be heavily influenced by Company performance and achievement of goals. Annually, the Committee establishes each executive officer's cash and incentive compensation based on the Board of Directors' evaluation of the Chief Executive Officer, and the evaluation by the Board of Directors and Chief Executive Officer of the other executive officers, including in such evaluation their past performance and relative impact on the success of the Company and the achievement of its goals.

The Committee has developed a compensation strategy for the Company's executive officers which provides incentives for (i) short and long-term strategic management, (ii) enhancement of stockholder value, (iii) improving the Company's annual and long-term performance, (iv) individual performance, and (v) other criteria designed to further align the interests of the Company's officers with those of its stockholders. The Committee and the Board of Directors believe that management's ownership of an equity interest in the Company is an incentive in building shareholder value and aligning the long term interests of management and shareholders. During fiscal year 1998, the Board of Directors granted stock options to Mr. Wiscomb as part of his compensation as the new Chief Financial Officer and granted additional stock options to Messrs. Webb and Marsh.

Steven A. Clifford
John D. Weil

PERFORMANCE GRAPH
The following graph compares the Company's Common Stock performance (Company-Index) to that of the Dow Jones Industrial Average (DJIA-Index) and the Dow Jones Transportation Equipment Average (DJTE-Index). The Dow Jones Industrial Average and the Dow Jones Transportation Equipment Average assume the reinvestment of dividends. No such assumption was used in computing the Company Index as the Company has not paid any dividends for the last five years and therefore the values presented represent only the stock prices.

(Graph deleted in version of Proxy filed with EDGAR.)

The following table outlines the points used in the performance graph. Company = Todd Shipyards Corporation; DJTE = Dow Jones
Industrial Average-Transportation Equipment; DOW = Dow Jones
Industrial Average.

Dates          Company Index     DJTE Index       DOW Index
--------------   ----------      ----------    -------------
March 28, 1993     100.00          100.00          100.00
April 3, 1994       83.33          117.56          103.06
April 2, 1995      107.14          101.49          117.13
March 31, 1996     140.48          109.53          154.55
March 30, 1997     107.14          131.47          188.50
March 29, 1998     109.52          233.70          272.21

The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on March 28, 1993 would be worth $109.52 on March 29, 1998 which represents a compounded rate of return of 1.84% The same amount hypothetically invested in the Dow Jones Transportation Equipment and Dow Jones Industrial Averages would be worth $233.70 or $272.21, respectively, which represent a compounded rate of return of 18.5% and 22.2%, respectively.
______________________________________________

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, after consideration of the recommendation of the Audit Committee, appointed Ernst & Young LLP to serve as independent public accountants for the fiscal year ending March 28, 1999 and at the Meeting, the Board will recommend that stockholders ratify such appointment. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and be available at that time to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR 1999
______________________________________________
PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to shares of the Common Stock which are held by (i) persons known to the Company to be the beneficial owners of more than 5% of said stock, (ii) each current Director, (iii) each Nominee, (iv) all current executive officers and Directors as a group, and (v) all Nominees as a group. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and more generally as the power to vote or dispose of securities regardless of any economic interest therein. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to the shares indicated. All information set forth on the following table is as of March 29, 1998, except as otherwise noted, and is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

                                Amount and Nature
Name of                           of Beneficial      Percent of
Beneficial Owner                   Ownership (1)      Class (2)
------------------------------  ------------------ ------------
Brent D. Baird                       1,638,900(3)        15.67%
  1350 One M&T Plaza
  Buffalo, NY  14203
Steven A. Clifford                       8,000             ---
Patrick W.E. Hodgson                   165,000(4)         1.63%
Joseph D. Lehrer                         2,000             ---
Philip N. Robinson                     115,500(5)         1.17%
John D. Weil                         1,020,600(6)        10.30%
  200 North Broadway, Ste. 825
  St. Louis, MO  63102-2573
Peter Cundill & Associates             676,100            6.82%
  c/o John P. Walsh, Esq.
  101 South Hanley Road, Suite 1600
  St. Louis, MO  63105
All Current Directors, Nominees,     3,261,489(7)        29.60%
  and Executive Officers as a Group
  (10 persons)
All Nominees as a Group (7 persons)  2,935,302(8)        28.35%

(1) All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is given for holdings less than one percent of the outstanding Common Stock.

(3) Brent Baird owns directly 50,000 shares; Mr. Baird also holds indirectly 40,000 shares in a personal holding company, 15,000 shares in a retirement fund, 5,000 shares as trustee for Jane D. Baird, and 20,000 held by his spouse. The figure in the table also includes shares held by persons and organizations who may be deemed to be Mr. Baird's associates, as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended. Mr. Baird may be deemed to have shared voting power and/or dispositive power over such shares. However, Mr. Baird disclaims shared voting power, shared dispositive power and/or beneficial ownership of all such shares.

(4) Includes 45,000 shares directly beneficially owned by Cinnamon Investments Limited and options for 120,000 shares granted to Mr. Hodgson and currently exercisable. Mr. Hodgson owns 100% of Cinnamon Investments Limited and has sole voting and investment control over such shares.

(5) Philip N. Robinson owns directly 8,500 shares. The figure in the table includes shares held by persons and organizations who may be deemed to be Mr. Robinson's associates, as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended. Individual members and organizations in the Robinson Family beneficially own shares of stock as follows: Robinson Investment, a general partnership of Mr. Robinson's four children, directly beneficially owns 95,000 shares; Mr. Robinson's son Todd Robinson directly beneficially owns 12,000 shares. Mr. Robinson may be deemed to share voting and investment power over all such shares, and therefore may be deemed to have beneficial ownership of an aggregate of 107,000 shares; Mr. Robinson disclaims beneficial ownership of all such shares.

(6) John D. Weil may be deemed to have sole voting and dispositive power with respect to 988,600 shares which include 976,600 shares held by a family partnership of which Clayton Management Co. is the general partner. Mr. Weil is the President and sole shareholder of Clayton Management Co. The remaining 32,000 shares represent shares held by persons and organizations who may be deemed to be Mr. Weil's associates, as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended, and Mr. Weil may be deemed to have indirect shared beneficial ownership with respect to such shares.

(7) Includes an aggregate of 285,000 shares subject to options exercisable at June 20, 1998 (or becoming exercisable within 60 days thereafter) and an aggregate of 15,491 shares held through the Savings Plan. Does not include 172,000 shares of Common
Stock held by the Retirement System, of which Mr. Hodgson is a co-trustee. All four co-trustees participate equally in voting securities, including the Common Stock, held by the Retirement System. Mr. Hodgson disclaims beneficial ownership of the 172,000 shares held by the Retirement System.

(8) Includes an aggregate of 215,000 shares subject to options exercisable at June 20, 1998 (or becoming exercisable within 60 days thereafter) and an aggregate of 5,803 shares held through the Savings Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
The Company has retained the law firm of Greensfelder, Hemker &
Gale, P.C., of which Mr. Lehrer is a stockholder and officer, relating to various corporate issues.

Messrs. Hodgson and Baird are members of the Board of Directors of First Empire State Corporation whose wholly owned subsidiary, M&T Bank, serves as the Company's principal depository. The Company pays to M&T Bank usual and customary fees for its banking services.

Mr. Robinson is Vice President of Van Kasper & Company (private brokerage) who has served as broker in certain purchases by the Company of its Common Shares on the open market. For its services, Van Kasper & Company received the usual and customary commissions for like or similar transactions.

VOTING AND SOLICITATION OF PROXIES
Only holders of record of the Common Stock at the close of business on July 20, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the date of filing this proxy statement, there were 9,910,180 outstanding shares of Common Stock.

Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. At the Meeting, Directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of Directors. Thus, the candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. The election of the nominees for Director and the ratification of the appointment of independent public accountants will require the affirmative vote of the holders of a majority of the Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon.

Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy who attends the Meeting may vote in person by ballot instead of by proxy, thereby revoking any previously executed proxy. All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this proxy statement (Proposal No. 1), and in favor of the ratification of the appointment of Ernst & Young LLP as independent public accountants (Proposal No. 2). The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed form of proxy or voting instruction form (as the case may be), and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, telegram and in-person solicitation by Directors, nominees for director, officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $2,000, and will be reimbursed for their reasonable expenses in connection with this solicitation.

Except as described in this proxy statement, to the best of the Company's knowledge, no person who has been a Director or executive officer of the Company since the beginning of its last fiscal year, no Nominee, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office.

Individuals, brokers, banks and other institutional holders should direct questions concerning this solicitation or the procedure to be followed to execute and deliver a proxy to W.F.
Doring and Company at (201) 420-6262.

STOCKHOLDER NOMINATIONS
Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by any stockholder of the Company entitled to vote for the election of Directors at such meeting who complies with the following procedures. Such nominations made by a stockholder shall be made pursuant to a written notice received by the Secretary of the Company not less than 90 days prior to such meeting. Such stockholder's notice to the Secretary must set forth (a) the name, age and address, as they appear on the Company's books, of the stockholder who intends to make the nomination, (b) the name, age, occupation, business and residence addresses, if known, and the principal occupation of each person whom the stockholder intends to nominate, (c) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all arrangements and understandings between the stockholder and each person the stockholder intends to nominate and each other person or persons if any (naming such person or persons and stating the beneficial ownership of securities of the Company or each such person), (e) such additional information with respect to each nominee proposed by the stockholder as would have been required to be included in a proxy statement pursuant to the then effective proxy rules of the SEC had each such proposed nominee been nominated by the Board of Directors of the Company, and (f) a consent to be nominated and to serve as a director, if elected, signed by each such proposed nominee.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
Stockholders desiring to exercise their rights under the SEC's proxy rules to submit proposals for consideration by the stockholders at the 1999 Annual Meeting are advised that their proposals must be received by the Company no later than March 27, 1999 in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT TO STOCKHOLDERS
The 1998 Annual Report of the Company, which includes financial statements for the fiscal periods ended March 29, 1998 was mailed to the stockholders on or about June 26, 1998. The Annual Report is not to be considered part of the soliciting material.

OTHER MATTERS
The Board of Directors is not aware of any business to be presented at the Meeting except the matters set forth in the Notice of Annual Meeting and described in this proxy statement. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SEC CAN BE
OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL
OWNERS OF THE COMPANY'S COMMON STOCK).

SHAREHOLDER RELATIONS DEPARTMENT
TODD SHIPYARDS CORPORATION
1801-16TH AVENUE SW
SEATTLE, WASHINGTON 98134





Michael G. Marsh
Secretary and General Counsel
July 22, 1998